Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Richard A. Wright, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

the quarterly report on Form 10-Q of The Alkaline Water Company Inc. for the period ended December 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of The Alkaline Water Company Inc.

February 14, 2019

/s/ Richard A. Wright
Richard A. Wright
President and Chief Executive Officer
(Principal Executive Officer)